Exhibit 99.1

ENERSYS ANNOUNCES PRICING OF PRIVATE OFFERING OF $300 MILLION AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES

Reading, PA, USA, April 9, 2015 -- EnerSys (NYSE: ENS) (“EnerSys” or the “Company”) today announced that it priced $300 million aggregate principal amount of 5.00% senior notes due 2023 (the “Notes”) at an issue price of 100% of the principal amount in connection with its previously announced private offering. The Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by each of the Company’s subsidiaries that is a guarantor under the Company’s existing senior secured credit facilities.

EnerSys intends to use the net proceeds from the offering to redeem, settle, repurchase or otherwise repay and retire in full the approximately $172.4 million principal amount of the Company’s outstanding 3.375% convertible notes due 2038 (the “Convertible Notes”), with the remaining net proceeds to be used to pay the premium on the Convertible Notes, partially repay outstanding revolving loans under its existing senior secured credit facilities and/or for general corporate purposes. However, EnerSys may elect to pay the premium on the Convertible Notes using cash, shares of its common stock or a combination thereof.
The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this press release, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”), which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions.  All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to the proposed offering of the Notes, as well as statements expressing optimism or pessimism about future operating results or benefits, are forward-looking statements within the meaning of the Reform Act.  These forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control.  The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise.  EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy.  The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements.  For a description of other factors that could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission.  No undue reliance should be placed on any forward-looking statements.